Exhibit 99.1

NEWS RELEASE
Contacts:
Steve Cragle	Jeff Warren
Public Relations	Investor Relations
763-505-2345	763-505-2696

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS FIRST QUARTER EARNINGS

•	Revenue of $4 Billion Driven by International Growth of 7% on a Constant Currency Basis; 19% as Reported
•	Emerging Market Revenue Growth of 25% on a Constant Currency Basis; 30% as Reported
•	New CEO Focusing on Execution, Innovation, and Globalization to Drive Growth

MINNEAPOLIS – Aug 23, 2011 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its first quarter of fiscal year 2012, which ended July 29, 2011.

The Company reported worldwide first quarter revenue of $4.049 billion, an increase of 7 percent as reported or an increase of 2 percent after adjusting for a $186 million favorable foreign currency impact. International revenue of $1.843 billion increased 19 percent as reported or 7 percent on a constant currency basis. International sales accounted for 46 percent of Medtronic’s worldwide revenue. Emerging market revenue of $408 million increased 30 percent as reported, or 25 percent on a constant currency basis.

As reported, first quarter net earnings were $821 million, or $0.77 per diluted share, a decrease of 1 percent and an increase of 1 percent, respectively. As detailed in the attached table, first quarter net earnings and diluted earnings per share on a non-GAAP basis were $845 million and $0.79, a decrease of 3 percent and 1 percent, respectively.

“Our first quarter results showed growth across many of our businesses. The major exceptions were ICDs and spinal products, where we continued to face challenges,” said Omar Ishrak, Medtronic chairman and chief executive officer. “My top priority is aligning the management team around improving execution and optimizing sources of growth.”

Cardiac and Vascular Group

The Cardiac and Vascular Group at Medtronic includes the Cardiac Rhythm Disease Management (CRDM), CardioVascular, and Physio-Control businesses. The Group had worldwide sales in the quarter of $2.206 billion, which represents an increase of 9 percent as reported or 3 percent on a constant currency basis. Cardiac and Vascular Group International sales of $1.231 billion increased 18 percent as reported or 6 percent on a constant currency basis. Group revenue performance was driven by strong Structural Heart, Endovascular, Coronary, Physio-Control, and AF Solutions sales offset by weaker sales in implantable cardioverter defibrillators (ICDs).

CRDM first quarter revenue of $1.253 billion increased 2 percent as reported or declined 3 percent on a constant currency basis. First quarter revenue from ICDs was $697 million, down 8 percent on a constant currency basis, while pacing revenue of $508 million grew 1 percent on a constant currency basis. CRDM sales were affected by declining procedure volumes in the U.S. ICD market, which was partially offset by continued growth of AF Solutions and the continued roll-out of the Protecta™ ICD and Revo™ MRI pacemaker in the United States.

CardioVascular revenue of $850 million grew 19 percent as reported or 11 percent on a constant currency basis. Revenue growth was driven by solid performance in Structural Heart and Endovascular, as well as strong emerging markets growth of 30 percent on a constant currency basis. The Coronary, Structural Heart, and Endovascular & Peripheral businesses grew worldwide revenue 6 percent, 15 percent, and 16 percent, respectively, on a constant currency basis. In Structural Heart, transcatheter valves continued to show strong growth. Endovascular revenue was driven by continued growth from the U.S. launch of the Endurant® stent graft for the treatment of abdominal aortic aneurysms (AAA) and growth in Peripheral, including drug-eluting balloons in international markets.

Physio-Control revenue of $103 million increased 23 percent as reported or 17 percent on a constant currency basis. Results were driven by strong pre-hospital market sales, as the LIFEPAK® 15 monitor/defibrillator and the LUCAS® chest compression system continued to take share. Medtronic continues to pursue the divestiture of the Physio-Control business.

Restorative Therapies Group

The Restorative Therapies Group at Medtronic includes the Spinal, Neuromodulation, Diabetes, and Surgical Technologies businesses. The group had worldwide sales in the quarter of $1.843 billion, which represents an increase of 6 percent as reported or 2 percent on a constant currency basis. Restorative Therapies Group international sales of $612 million increased 22 percent as reported or 10 percent on a constant currency basis. Group revenue was led by solid performances in Diabetes and Surgical Technologies, as well as growth in Neuromodulation, offset by challenges in Spinal.

Spinal revenue of $825 million was flat as reported or declined 3 percent on a constant currency basis. International sales for the Spinal business increased 7 percent on a constant currency basis. Core Spinal revenue of $610 million, which includes core metal constructs, interspinous process decompression devices (IPDs), and balloon kyphoplasty (BKP) products, declined 5 percent on a constant currency basis. Biologics revenue of $215 million grew 2 percent on a constant currency basis, driven by revenue from the Osteotech acquisition, offset by accelerating declines in the sales of INFUSE®, especially following the recent publication of articles in The Spine Journal.

Neuromodulation revenue of $397 million increased 7 percent as reported or 4 percent on a constant currency basis. Growth continues to be driven by strong sales of InterStim® Therapy and Activa® PC and RC Deep Brain Stimulation (DBS) systems for movement disorders. The RestoreSensor™ spinal cord stimulator with our proprietary AdaptiveStim™ technology continues to perform well in Europe, and we expect to launch this breakthrough technology in the U.S. later this fiscal year.

Diabetes revenue of $355 million grew 14 percent as reported or 9 percent on a constant currency basis. Growth in the quarter was driven by strong sales of consumable products and continuous glucose monitoring (CGM) products, including solid international growth driven by the recently launched Enlite™ sensor.

Surgical Technologies revenue of $266 million grew 13 percent as reported or 9 percent on a constant currency basis. Revenue growth was driven by strong performance in international markets, as well as balanced growth across our core platforms of Power, Navigation, Monitoring, Imaging, and Hydrocephalus Management. In July, Medtronic announced the acquisitions of Salient Surgical and PEAK Surgical, which are expected to leverage Medtronic’s strength in Surgical Technologies. These acquisitions are anticipated to close later this summer.

Revenue Outlook and Earnings per Share Guidance

The Company today reiterated its revenue outlook and diluted earnings per share (EPS) guidance for fiscal year 2012. The Company continues to expect revenue growth in the range of 1 to 3 percent on a constant currency basis. The Company continues to expect diluted EPS in the range of $3.43 to $3.50, which includes approximately $0.04 to $0.06 of dilution from the Ardian acquisition. After adjusting for Ardian dilution and 10 cents of one-time tax benefits received in fiscal year 2011, fiscal year 2012 diluted EPS growth is expected to be in the range of 6 percent to 9 percent.

EPS guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge for convertible debt interest expense. The guidance provided only reflects information available to Medtronic at this time.

“In order to drive growth, we will be focused on three key imperatives – improving execution, optimizing innovation, and accelerating globalization,” said Ishrak. “As a company, we need to better adapt to our changing environment. We will significantly change the way we prioritize products in our pipeline, placing the highest emphasis on our ability to demonstrate not just clinical value, but economic value at both the customer and societal level. Ultimately, our goal is to use technology to both improve the standard of care and reduce healthcare costs, providing greater access to our therapies for the billions of people who are currently underserved. When we do this, we believe growth will improve,” Ishrak concluded.

Webcast Information

Medtronic will host a webcast today, August 23, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the Company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

About Medtronic

Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company — alleviating pain, restoring health, and extending life for people with chronic disease. Its Internet address is www.medtronic.com.

This press release contains forward-looking statements related to expected product introductions, business divestitures, anticipated benefits and closing timelines for pending acquisitions, product growth drivers and results of Medtronic’s future operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2011.

-end-

MEDTRONIC, INC.

WORLD WIDE REVENUE

(Unaudited)

($ millions)

	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total	FY12 QTR 1	FY12 QTR 2	FY12 QTR 3	FY12 QTR 4	FY12 Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,226	$1,248	$1,221	$1,315	$5,010	$1,253	$—	$—	$—	$1,253
Pacing Systems	473	472	450	506	1,901	508	—	—	—	508
Defibrillation Systems	722	745	735	760	2,962	697	—	—	—	697
AF & Other	31	31	36	49	147	48	—	—	—	48

CARDIOVASCULAR	$717	$738	$774	$879	$3,109	$850	$—	$—	$—	$850
Coronary	342	350	370	404	1,466	389	—	—	—	389
Structural Heart	224	237	241	274	977	275	—	—	—	275
Endovascular & Peripheral	151	151	163	201	666	186	—	—	—	186

PHYSIO-CONTROL	$84	$109	$104	$128	$425	$103	$—	$—	$—	$103

CARDIAC & VASCULAR GROUP	$2,027	$2,095	$2,099	$2,322	$8,544	$2,206	$—	$—	$—	$2,206

SPINAL	$829	$850	$861	$875	$3,414	$825	$—	$—	$—	$825
Core Spinal	622	634	626	648	2,530	610	—	—	—	610
Biologics	207	216	235	227	884	215	—	—	—	215

NEUROMODULATION	$370	$388	$401	$432	$1,592	$397	$—	$—	$—	$397

DIABETES	$312	$326	$341	$368	$1,347	$355	$—	$—	$—	$355

SURGICAL TECHNOLOGIES	$235	$244	$259	$298	$1,036	$266	$—	$—	$—	$266

RESTORATIVE THERAPIES GROUP	$1,746	$1,808	$1,862	$1,973	$7,389	$1,843	$—	$—	$—	$1,843

TOTAL	$3,773	$3,903	$3,961	$4,295	$15,933	$4,049	$—	$—	$—	$4,049

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$186	$—	$—	$—	$186

COMPARABLE OPERATIONS (1)	$3,773	$3,903	$3,961	$4,295	$15,933	$3,863	$—	$—	$—	$3,863

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

U.S. REVENUE

(Unaudited)

($ millions)

	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total	FY12 QTR 1	FY12 QTR 2	FY12 QTR 3	FY12 QTR 4	FY12 Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$691	$699	$651	$650	$2,690	$649	$—	$—	$—	$649
Pacing Systems	214	210	182	207	812	217	—	—	—	217
Defibrillation Systems	467	481	458	425	1,831	411	—	—	—	411
AF & Other	10	8	11	18	47	21	—	—	—	21

CARDIOVASCULAR	$241	$248	$249	$289	$1,026	$266	$—	$—	$—	$266
Coronary	92	96	94	101	382	90	—	—	—	90
Structural Heart	89	91	92	101	373	100	—	—	—	100
Endovascular & Peripheral	60	61	63	87	271	76	—	—	—	76

PHYSIO-CONTROL	$53	$64	$56	$74	$248	$60	$—	$—	$—	$60

CARDIAC & VASCULAR GROUP	$985	$1,011	$956	$1,013	$3,964	$975	$—	$—	$—	$975

SPINAL	$631	$645	$646	$631	$2,553	$589	$—	$—	$—	$589
Core Spinal	439	445	431	429	1,744	398	—	—	—	398
Biologics	192	200	215	202	809	191	—	—	—	191

NEUROMODULATION	$261	$278	$282	$286	$1,108	$272	$—	$—	$—	$272

DIABETES	$203	$213	$219	$228	$863	$214	$—	$—	$—	$214

SURGICAL TECHNOLOGIES	$149	$148	$156	$179	$632	$156	$—	$—	$—	$156

RESTORATIVE THERAPIES GROUP	$1,244	$1,284	$1,303	$1,324	$5,156	$1,231	$—	$—	$—	$1,231

TOTAL	$2,229	$2,295	$2,259	$2,337	$9,120	$2,206	$—	$—	$—	$2,206

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,229	$2,295	$2,259	$2,337	$9,120	$2,206	$—	$—	$—	$2,206

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

INTERNATIONAL REVENUE

(Unaudited)

($ millions)

	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total	FY12 QTR 1	FY12 QTR 2	FY12 QTR 3	FY12 QTR 4	FY12 Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$535	$549	$570	$665	$2,320	$604	$—	$—	$—	$604
Pacing Systems	259	262	268	299	1,089	291	—	—	—	291
Defibrillation Systems	255	264	277	335	1,131	286	—	—	—	286
AF & Other	21	23	25	31	100	27	—	—	—	27

CARDIOVASCULAR	$476	$490	$525	$590	$2,083	$584	$—	$—	$—	$584
Coronary	250	254	276	303	1,084	299	—	—	—	299
Structural Heart	135	146	149	173	604	175	—	—	—	175
Endovascular & Peripheral	91	90	100	114	395	110	—	—	—	110

PHYSIO-CONTROL	$31	$45	$48	$54	$177	$43	$—	$—	$—	$43

CARDIAC & VASCULAR GROUP	$1,042	$1,084	$1,143	$1,309	$4,580	$1,231	$—	$—	$—	$1,231

SPINAL	$198	$205	$215	$244	$861	$236	$—	$—	$—	$236
Core Spinal	183	189	195	219	786	212	—	—	—	212
Biologics	15	16	20	25	75	24	—	—	—	24

NEUROMODULATION	$109	$110	$119	$146	$484	$125	$—	$—	$—	$125

DIABETES	$109	$113	$122	$140	$484	$141	$—	$—	$—	$141

SURGICAL TECHNOLOGIES	$86	$96	$103	$119	$404	$110	$—	$—	$—	$110

RESTORATIVE THERAPIES GROUP	$502	$524	$559	$649	$2,233	$612	$—	$—	$—	$612

TOTAL	$1,544	$1,608	$1,702	$1,958	$6,813	$1,843	$—	$—	$—	$1,843

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$186	$—	$—	$—	$186

COMPARABLE OPERATIONS (1)	$1,544	$1,608	$1,702	$1,958	$6,813	$1,657	$—	$—	$—	$1,657

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended
	July 29, 2011	July 30, 2010
	(in millions, except per share data)
Net sales	$4,049	$3,773

Costs and expenses:
Cost of products sold	1,006	893
Research and development expense	371	370
Selling, general, and administrative expense	1,408	1,334
Acquisition-related items	13	15
Amortization of intangible assets	88	82
Other expense (income)	109	(35)
Interest expense, net	32	74

Total costs and expenses	3,027	2,733

Earnings before income taxes	1,022	1,040

Provision for income taxes	201	210

Net earnings	$821	$830

Basic earnings per share	$0.77	$0.76

Diluted earnings per share	$0.77	$0.76

Basic weighted average shares outstanding	1,063.5	1,086.1
Diluted weighted average shares outstanding	1,069.6	1,089.7

Cash dividends declared per common share	$0.2425	$0.2250

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Three months ended
	July 29, 2011		July 30, 2010		Percentage Change

Net earnings, as reported	$821		$830		-1%
Acquisition-related items	11	(a)	11	(c)
Impact of authoritative convertible debt guidance on interest expense, net	13	(b)	27	(b)

Non-GAAP net earnings	$845		$868		-3%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Three months ended
	July 29, 2011		July 30, 2010		Percentage Change

Diluted EPS, as reported	$0.77		$0.76		1%
Acquisition-related items	0.01	(a)	0.01	(c)
Impact of authoritative convertible debt guidance on interest expense, net	0.01	(b)	0.02	(b)

Non-GAAP diluted EPS	$0.79		$0.80	(1)	-1%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.
(a)	The $11 million ($0.01 per share) after-tax ($13 million pre-tax) acquisition-related items includes an $8 million after-tax charge related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009, and $3 million after-tax charge for transaction costs related to the potential divestiture of our Physio-Control business. In addition to disclosing acquisition-related items that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(b)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $13 million ($0.01 per share) and $27 million ($0.02 per share) for the three months ended July 29, 2011 and July 30, 2010, respectively. The pre-tax impact to interest expense, net was $21 million and $43 million for the three months ended July 29, 2011 and July 30, 2010, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $11 million ($0.01 per share) after-tax ($15 million pre-tax) acquisition-related items are related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. This payment was charged to acquisition-related items as technological feasibility had not yet been reached and such technology had no future alternative use. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	July 29,	July 30,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)

Reported Revenue:
Pacing Systems	$508	$473	7%	$30	6%	1%
Defibrillation Systems	697	722	(3)	33	5	(8)
AF & Other	48	31	55	2	7	48

Cardiac Rhythm Disease Management	1,253	1,226	2	65	5	(3)

Coronary	389	342	14	26	8	6
Structural Heart	275	224	23	17	8	15
Endovascular & Peripheral	186	151	23	11	7	16

CardioVascular	850	717	19	54	8	11

Physio-Control	103	84	23	5	6	17

Cardiac & Vascular Group	2,206	2,027	9	124	6	3

Core Spinal	610	622	(2)	21	3	(5)
Biologics	215	207	4	3	2	2

Spinal	825	829	—	24	3	(3)

Neuromodulation	397	370	7	13	3	4
Diabetes	355	312	14	15	5	9
Surgical Technologies	266	235	13	10	4	9

Restorative Therapies Group	1,843	1,746	6	62	4	2

Total	$4,049	$3,773	7%	$186	5%	2%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	July 29,	July 30,	Reported	on Growth (a)		Currency
	2011	2010	Growth	Dollar	Percentage	Growth (a)

Reported Revenue:
Pacing Systems	$291	$259	12%	$30	11%	1%
Defibrillation Systems	286	255	12	33	13	(1)
AF & Other	27	21	29	2	10	19

Cardiac Rhythm Disease Management	604	535	13	65	12	1

Coronary	299	250	20	26	11	9
Structural Heart	175	135	30	17	13	17
Endovascular & Peripheral	110	91	21	11	12	9

CardioVascular	584	476	23	54	12	11

Physio-Control	43	31	39	5	16	23

Cardiac & Vascular Group	1,231	1,042	18	124	12	6

Core Spinal	212	183	16	21	12	4
Biologics	24	15	60	3	20	40

Spinal	236	198	19	24	12	7

Neuromodulation	125	109	15	13	12	3
Diabetes	141	109	29	15	13	16
Surgical Technologies	110	86	28	10	12	16

Restorative Therapies Group	612	502	22	62	12	10

Total	$1,843	$1,544	19%	$186	12%	7%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended		Reported Growth	Currency Impact on Growth (a)		Constant Currency Growth (a)
	July 29, 2011	July 30, 2010		Dollar	Percentage
Emerging Market Revenue (b)	$408	$313	30%	17	5%	25%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)	Emerging Market Revenue includes revenues from certain countries located in Central and Eastern Europe, Middle East, Africa, Latin America, and Asia.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 29, 2011	April 29, 2011
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,393	$1,382
Short-term investments	1,128	1,046
Accounts receivable, less allowances of $100 and $97, respectively	3,745	3,822
Inventories	1,808	1,695
Deferred tax assets, net	610	605
Prepaid expenses and other current assets	601	567

Total current assets	9,285	9,117

Property, plant, and equipment	5,939	5,817
Accumulated depreciation	(3,418)	(3,306)

Property, plant, and equipment, net	2,521	2,511

Goodwill	9,541	9,537
Other intangible assets, net	2,695	2,777
Long-term investments	6,655	6,120
Other assets	394	362

Total assets	$31,091	$30,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,857	$1,723
Accounts payable	537	511
Accrued compensation	683	896
Accrued income taxes	184	50
Other accrued expenses	1,544	1,534

Total current liabilities	4,805	4,714

Long-term debt	8,195	8,112
Long-term accrued compensation and retirement benefits	489	480
Long-term accrued income taxes	566	496
Long-term deferred tax liabilities, net	279	220
Other long-term liabilities	417	434

Total liabilities	14,751	14,456

Commitments and contingencies

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	106	107
Retained earnings	16,319	16,085
Accumulated other comprehensive loss	(85)	(224)

Total shareholders’ equity	16,340	15,968

Total liabilities and shareholders’ equity	$31,091	$30,424

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended
	July 29, 2011	July 30, 2010
	(in millions)
Operating Activities:
Net earnings	$821	$830
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	211	187
Amortization of discount on senior convertible notes	21	43
Acquisition-related items	8	15
Provision for doubtful accounts	7	5
Deferred income taxes	11	(22)
Stock-based compensation	41	49
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	67	63
Inventories	(94)	(73)
Accounts payable and accrued liabilities	(361)	(322)
Other operating assets and liabilities	383	30

Net cash provided by operating activities	1,115	805

Investing Activities:
Acquisitions, net of cash acquired	(7)	(62)
Purchase of intellectual property	(1)	—
Additions to property, plant, and equipment	(130)	(108)
Purchases of marketable securities	(2,023)	(1,747)
Sales and maturities of marketable securities	1,602	1,183
Other investing activities, net	(38)	(55)

Net cash used in investing activities	(597)	(789)

Financing Activities:
Change in short-term borrowings, net	128	816
Payments on long-term debt	—	(2)
Dividends to shareholders	(257)	(245)
Issuance of common stock	32	25
Repurchase of common stock	(400)	(640)

Net cash used in financing activities	(497)	(46)

Effect of exchange rate changes on cash and cash equivalents	(10)	(6)

Net change in cash and cash equivalents	11	(36)

Cash and cash equivalents at beginning of period	1,382	1,400

Cash and cash equivalents at end of period	$1,393	$1,364

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$9	$261
Interest	30	60